UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019 (May 14, 2019)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2019, Vislink Technologies, Inc., a Delaware Corporation (the “Company”), received a determination letter (the “Letter”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with The Nasdaq Capital Market minimum bid price of $1.00 requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). As previously disclosed, the Company was initially notified on May 17, 2018, that the bid price for its common stock had failed to satisfy the minimum bid price requirement and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until November 13, 2018, to regain compliance with the minimum bid price requirement. Subsequently, on November 16, 2018, the Company was provided an additional 180 calendar day compliance period, or until May 13, 2019, to demonstrate compliance.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by May 21, 2019, the Company’s common stock will be delisted from The Nasdaq Capital Market, trading of the Company’s common stock will be suspended at the opening of business on May 23, 2019, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company has requested a hearing before a Nasdaq Hearing Panel (the “Panel”). The Company will be asked to provide the Panel with a plan to regain compliance with the minimum bid price requirement of Listing Rule 5550(a)(2). The Company’s plan will need to include a discussion of the events that the Company believes will enable it to timely regain compliance with such requirement. The Company has recently implemented a reverse stock split and believes it will be able to regain compliance with the minimum bid price requirement prior to the hearing date.

While the appeal process is pending, the suspension of trading of the Company’s common stock is stayed, and the Company’s common stock will continue to trade on Nasdaq until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on Nasdaq. If the Company’s common stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2019	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Roger Branton
	Name:	Roger Branton
	Title:	Chief Executive Officer